Exhibit 10.2

AMENDMENT TO CHANGE IN CONTROL SEVERANCE AGREEMENT

This Amendment to Change in Control Severance Agreement (this “Amendment”) is made effective as of October         , 2015, by and between Tessera Technologies, Inc., a Delaware corporation (the “Company”), and Thomas Lacey (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Change in Control Severance Agreement dated as of December 9, 2013 (the “Existing Agreement”); and

WHEREAS, the Company and Executive desire to amend the Existing Agreement on the terms and conditions set forth herein.

The parties agree as follows:

1. Extension of Term. The lead in sentence of Section 2(a) of the Existing Agreement is hereby amended to read as follows:

“ (a) The term of this Agreement (the “Term”) shall continue until the earlier of (i) the fourth anniversary of the Effective Date, or (ii) the date on which all payments or benefits required to be made or provided hereunder have been made or provided in their entirety, except to the extent the Term is automatically extended pursuant to Section 2(b).”

2. Severance. Section 3(a)(ii) of the Existing Agreement is hereby amended to read as follows:

“(ii) Subject to Section 3(c) and, other than in the case of Executive’s death, Executive’s continued compliance with Section 4, Executive shall be entitled to receive severance pay in an amount equal to one hundred percent (100%) multiplied by Executive’s annual base salary as in effect immediately prior to the date of Executive’s Separation from Service as well as payment of an amount equal to Executive’s annual bonus at target in accordance with the terms of the applicable bonus program.”

3. Severance. The lead in sentence of Section 3(a)(iii) of the Existing Agreement is hereby amended to read as follows:

“(iii) Subject to Section 3(c) and, other than in the case of Executive’s death, Executive’s continued compliance with Section 4, for the period beginning on the date of Executive’s Separation from Service and ending on the date which is eighteen (18) full months following the date of Executive’s Separation from Service (or, if earlier, the date on which the applicable continuation period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) expires) (the “COBRA Coverage Period”), the Company shall arrange to provide Executive and/or his or her eligible dependents who were covered under the Company’s health insurance plans as of the date of Executive’s Separation from Service with health (including medical and dental) insurance benefits substantially similar to those provided to Executive and his or her dependents immediately prior to the date of such Separation from Service.”

4. Miscellaneous. Except as amended by this Amendment, the Existing Agreement shall remain in full force and effect in accordance with the terms and conditions thereof. In the event of any conflict between the original terms of the Existing Agreement and this Amendment, the terms of this Amendment shall prevail. This Amendment will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Defined terms used herein without definition shall have the meanings given to such terms in the Existing Agreement.

5. Consultation with Legal and Financial Advisors. By executing this Amendment, Executive acknowledges that this Amendment confers significant legal rights, and may also involve the waiver of rights under other agreements; that the Company has encouraged Executive to consult with Executive’s personal legal and financial advisors; and that Executive has had adequate time to consult with Executive’s advisors before executing this Amendment.

(Signature Page Follows)

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

TESSERA TECHNOLOGIES, INC.

Dated: , 2015	By:
	Name:	Paul Davis
	Title:	SVP, General Counsel and Secretary

EXECUTIVE

Dated: , 2015
Thomas Lacey

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